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                                                                    EXHIBIT 23.3

                            CONSENT OF ERNST & YOUNG
                 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Post Effective Amendment No. 1 on Form S-3 (S-4 No. 333-114934) and related Prospectus of Molecular Devices Corporation for the registration of shares of its common stock and to the incorporation by reference therein of our report dated March 12, 2004, with respect to the financial statements of Axon Instruments, Inc., included in Molecular Devices Corporation's Current Report on Form 8-K dated July 2, 2004, filed with the Securities and Exchange Commission.

                                             /s/ ERNST & YOUNG

Melbourne, Australia
June 29, 2004